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                                                                 EXHIBIT 25




                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                           IN AND FOR NEW CASTLE COUNTY



         -----------------------------------x
         HANNA OBSTFELD,                    :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15487-NC
                                            :
         ROGER H. SALQUIST et al.,          :
                                            :
                        Defendants.         :
         -----------------------------------x
         MARGIE ELSTEIN, custodian for      :
         GARY ELSTEIN, UGMA,                :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15488-NC
                                            :
         MONSANTO COMPANY et al.,           :
                                            :
                        Defendants.         :
         -----------------------------------x
         LESLIE SUSSER,                     :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15489-NC
                                            :
         LLOYD M. KUNIMOTO et al.,          :
                                            :
                        Defendants.         :
         -----------------------------------x
         ALVIN SIEGEL,                      :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15490-NC
                                            :
         CALGENE, INC. et al.,              :
                                            :
                        Defendants.         :
         -----------------------------------x

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         -----------------------------------x
                                            :
         F. RICHARD MANSON and ERNEST HACK, :
                                            :
                        Plaintiffs,         :
                                            :
              v.                            :    C.A. No, 15491-NC
                                            :
         PATRICK J. FORTUNE at al.,         :
                                            :
                        Defendants.         :
         -----------------------------------x
         JERE SETTLE,                       :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15493-NC
                                            :
         MONSANTO COMPANY et al.,           :
                                            :
                        Defendants.         :
         -----------------------------------x
         HOWARD GLICKBERG,                  :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15499-NC
                                            :
         MONSANTO COMPANY et al.,           :
                                            :
                        Defendants.         :
         -----------------------------------x
         ROBERT LEWIS,                      :
                                            :
                        Plaintiff,          :
                                            :
              v.                            :    C.A. No. 15511-NC
                                            :
         MONSANTO COMPANY et al.,           :
                                            :
                        Defendants.         :
         -----------------------------------x



                              ORDER OF CONSOLIDATION
                              ----------------------





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                   It appearing that the above-captioned actions involve

         the same subject matter, and that the administration of justice would be best served by consolidating the actions,


                   IT IS, this 10th day of March, 1997, ORDERED AS

         FOLLOWS:

                   1.   The above-captioned actions are hereby consoli-

         dated for all purposes.


                   2.   Hereafter, papers need only be filed in Civil

         Action No. 15487-NC.


                   3.   The caption of the consolidated action shall be

         as follows:


         -----------------------------------x
         IN RE CALGENE, INC.                :    CONSOLIDATED
         SHAREHOLDERS LITIGATION            :    C.A. No. 15487-NC
         -----------------------------------x

                   4.   The law firms of ABBEY, GARDY & SQUITIERI, LLP,

         212 East 39th Street, New York, NY 10016; BEIGEL LASKY RIFKIND

         FERTIK GELBER & WHITE, 750 Lexington Avenue, 30th Floor, New

         York, NY 10022; CHIMICLES, JACOBSEN & TIKELLIS, One Rodney

         Square, P.O. Box 1035, Wilmington, DE 19899; FARUQI & FARUQI,

         LLP, 415 Madison Avenue, New York, NY 10017; GILMAN AND PASTOR,

         One Boston Place, 28th Floor, Boston, MA 02108; GOODKIND

         LABATON RUDOFF & SUCHAROW, LLP, 100 Park Avenue, 12th Floor,

         New York, NY 10017; HAROLD B. OBSTFELD, P.C., 500 Fifth Avenue,

         56th Floor, New York, NY 10110-0002; LAW OFFICES OF CHARLES J.


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         PIVEN, 111 S. Calvert Street, Suite 2700, Baltimore, MD 21202;

         WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP, 270 Madison Avenue,

         New York, NY 10016; and WOLF POPPER LLP, 845 Third Avenue, New

         York, NY 10022 shall constitute plaintiffs' Committee of the

         Whole.  The law firms of ABBEY, GARDY & SQUITIERI, LLP;

         GOODKIND LABATON RUDOFF & SUCHAROW, LLP; and WOLF POPPER LLP

         shall constitute plaintiffs' Co-Lead Counsel.  The law firms of

         CHIMICLES, JACOBSEN & TIKELLIS and ROSENTHAL, MONHAIT, GROSS &

         GODDESS, P.A., Suite 1401, Mellon Bank Center, P.0. Box 1070,

         Wilmington, DE 19899 are hereby designated as plaintiffs'

         Delaware Co-Liaison Counsel.


                   5.   All documents previous served and filed to date

         in any of the cases consolidated herein are deemed a part of the record in the consolidated action.  As soon as practicable,

         plaintiffs shall file a consolidated amended complaint.  Defen-

         dants need not respond to the complaints heretofore filed in any of the constituent actions.


                   6.   Plaintiffs' Co-Lead Counsel shall set policy for

         plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by the plaintiffs' attorneys to en-

         sure that there is no duplication of effort or unnecessary ex-

         pense, coordinate on behalf of plaintiffs the initiation and




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         conduct of discovery proceedings, conduct settlement negotia-

         tions, and provide supervision and coordination of the activi-

         ties of plaintiffs' counsel.



                                            /s/ William T. Allen
                                            ----------------------------
                                                    Chancellor




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